Exhibit 99.1

News Release
News Release
Contacts:
Investors    Ed Kiker     904-357-9186
Media    Russell Schweiss    904-357-9158

For Immediate Release
Rayonier Names Benson Woo Post-Separation CFO
for Rayonier Advanced Materials
Accomplished Financial Executive Will Serve as Chief Accounting Officer of Rayonier
Inc. Until Its Upcoming Separation into Two Industry-Leading Companies
JACKSONVILLE, Fla., June 6, 2014 - Rayonier (NYSE:RYN) today announced the appointment of Benson K. Woo as Chief Accounting Officer, effective June 9. Following the June 27 separation, Rayonier’s Performance Fibers business will become Rayonier Advanced Materials (NYSE:RYAM), an independent publicly-traded company initially focused on the production of high-purity cellulose specialties products. Upon separation, Woo will assume the role of Chief Financial Officer of Rayonier Advanced Materials.
Woo brings more than 30 years of financial and executive management experience, most recently as Executive Vice President and Chief Financial Officer of Prestolite Electric, a global manufacturer of alternator and starter motors for heavy-duty applications. He began his career at General Motors, rising through the ranks over 15 years in a variety of financial roles in Michigan, New York, Canada and Brazil. He later led the financial functions of several leading companies, primarily in the manufacturing sector, including Case Corporation, York International Corp., Metris Companies, TriMas Corporation and Tower Automotive.
“Benson’s strong record of financial leadership in the manufacturing sector and his knowledge of global markets will benefit us greatly as we look to grow Rayonier Advanced Materials after the separation,” said Paul Boynton, Chairman, President and CEO of Rayonier and future Chairman, President and CEO of Rayonier Advanced Materials. “With the addition of Benson, I’m confident that the new senior leadership team for Rayonier Advanced Materials possesses the talent and experience necessary to continue to deliver the long-term value that our shareholders have come to expect from our business.”
Woo earned a Bachelor of Science in electrical engineering from the Massachusetts Institute of Technology and an MBA in finance from Harvard Business School. He has extensive experience conducting business in Europe, Latin America and Asia and is fluent in Portuguese and Cantonese.
“I’m honored to be joining Rayonier at this exciting time,” Woo said. “As the world’s leading producer of high-value specialty cellulose fibers, Rayonier Advanced Materials will be well positioned for continued growth and market leadership. I hope that my experience will bring valuable insight to the company’s financial operations and growth strategy.”
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Certain statements in this document regarding anticipated financial, legal or other outcomes including business and market conditions, outlook and other similar statements relating to Rayonier's and Rayonier Advanced Materials’ future events, developments or financial or operational performance or results, are "forward-looking statements" made pursuant to the safe harbor provisions of the Private Securities

1301 Riverplace Blvd., Jacksonville, FL 32207    904-357-9100

Exhibit 99.1

Litigation Reform Act of 1995 and other federal securities laws. These forward looking statements are identified by the use of words such as "may," "will," "should," "expect," "estimate," "believe," "intend,” "anticipate" and other similar language. However, the absence of these or similar words or expressions does not mean that a statement is not forward-looking. While management believes that these forward-looking statements are reasonable when made, forward-looking statements are not guarantees of future performance or events and undue reliance should not be placed on these statements.

Although Rayonier believes that the expectations reflected in any forward-looking statements are based on reasonable assumptions, it can give no assurance that these expectations will be attained and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties. Such risks and uncertainties include, but are not limited to: uncertainties as to the timing of the spin-off and whether it will be completed, the possibility that various closing conditions for the spin-off may not be satisfied or waived the impact of the spin-off on the businesses of Rayonier and Rayonier Advanced Materials, the ability of both companies to meet debt service requirements, the availability and terms of financing and expectations of credit rating. Other important factors are described in Rayonier’s most recent Form 10-K and 10-Q reports on file with the U.S. Securities and Exchange Commission and in Rayonier Advanced Materials’ Form 10 that could cause actual results or events to differ materially from those expressed in forward-looking statements that may have been made in this document. Neither Rayonier nor Rayonier Advanced Materials assumes any obligation to update these statements except as is required by law.

About Rayonier
Rayonier is a leading international forest products company with three core businesses: Forest Resources, Real Estate and Performance Fibers. The company owns, leases or manages 2.6 million acres of timber and land in the United States and New Zealand. The company's holdings include approximately 200,000 acres with residential and commercial development potential along the Interstate 95 corridor between Savannah, Ga., and Daytona Beach, Fla. Its Performance Fibers business is one of the world's leading producers of high-value specialty cellulose fibers, which are used in products such as filters, pharmaceuticals and LCD screens. Approximately 50 percent of the company's sales are outside the U.S. to customers in approximately 20 countries. Rayonier is structured as a real estate investment trust. More information is available at www.rayonier.com.

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1301 Riverplace Blvd., Jacksonville, FL 32207    904-357-9100